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                                                                    EXHIBIT 21.1
                                GC COMPANIES, INC.
                          SUBSIDIARIES OF THE COMPANY





GENERAL CINEMA THEATRES, INC.

G.C. Theatre Corp. of California GC Grill Holdings, Inc.
Cinema Ventures, LLC (50%)
GC Security Corp.
GCT Louisiana Beverage Services, Inc.
GCT Management, Inc.
GCT Pacific Beverage Services, Inc.
General Cinema Corp. of Georgia
General Cinema Corp. of Indiana
General Cinema Corp. of Louisiana
General Cinema Corp. of Maryland, Inc.
General Cinema Corp. of Massachusetts
General Cinema Corp. of Michigan
General Cinema Corp. of Minnesota, Inc.
General Cinema Corp. of New York, Inc.
General Cinema Corp. of North Carolina
General Cinema Corp. of Oklahoma, Inc.
General Cinema Corp. of Owings Mills
General Cinema Corp. Parkway Pointe
General Cinema Corp. of Pennsylvania
General Cinema Corp. of Rhode Island
General Cinema Corp. of South Carolina
General Cinema Corp. of Tennessee
General Cinema Corp. of Texas
General Cinema Corp. of Virginia
General Cinema Corp. of Washington
General Cinema of Arizona, Inc.
General Cinema of Framingham, Inc.
General Cinema of New Mexico, Inc.
General Cinema Theatres of Columbia, Inc.
General Cinema Theatres of Delaware, Inc.
General Cinema Theatres of Florida, Inc.
General Cinema Theatres of Illinois, Inc.
General Cinema Theatres of New Jersey, Inc.
General Cinema Theatres of Ohio, Inc.
General Cinema Tickets, Inc.
General Cinema Specialty Film, Inc. Sundance Cinema Circuit, LLC (55%) Cinema Ad-Ventures, Inc.
Global Cinema Network, Inc.
Joliet Cinema, Inc.
Knights Holding Corp.
Knights Realty Corp.
Knights Theatre Corp.
Louis Joliet Cinema, Inc.
Premium Cinema of Yorktown, Inc.

GENERAL CINEMA INTERNATIONAL, INC.

Arrendadora Inmobiliaria Cinematografica S.A. de C.V. (50%)
Operadora de Cinemas, S.A. de C.V. (50%)
Servicios Especializados Cinematograficos, S.A. de C.V. (50%)


HOYTS GENERAL CINEMA SOUTH AMERICA, INC. (50%)

GCC/Hoyts Brazil, Inc.
   General Cinema do Brasil Empreendimentos, Ltda.
Boca Holdings, Inc.
   General Cinema de Argentina, S.A.
   Hoyts Cinema de Argentina, S.A.
GCC/Hoyts Chile, Inc.
   Hoyts Cinemas Chile S.A. (90%)
GCC Hoyts Uruguay, Inc.
   Telnir, S.A. (50%)


GCC INVESTMENTS, INC.

Chestnut Hill Clothes, Inc.
Chestnut Hill Foods, Inc.
Chestnut Hill Media, Inc.
Chestnut Hill Re, Inc.
Chestnut Hill Telecom, Inc.
Chestnut Hill (GTS Trust)
Chestnut Hill Vision, Inc.
Chestnut Hill Wireless, Inc.
GCC Radio, Inc.